SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2013 (March 18, 2012)

NOHO, Inc.

(Exact name of Company as specified in its charter)

Wyoming	000-54746	27-2300669
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
8340 E. Raintree Dr. Unit D Scottsdale, AZ 85260 (Address of principal executive offices) Telephone: (480) 306-7319 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

    ☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report (“Report”), should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

As used in this Report and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company”, and “DRNK” refer to NOHO, Inc.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported on Form 8-K filed with the Commission on March 21, 2013 and on Form 8-K filed on March 28, 2013, incorporated by reference herein, on March 18, 2013, NOHO Inc. (the “Company”) entered into an Acquisition Agreement and Plan of Merger (the “Acquisition Agreement and Plan of Merger”) by and among, Dolce Sub Co, a Nevada corporation and wholly owned subsidiary of Company (“Sub Co”), and Dolce Bevuto, Inc., a Nevada corporation (“DB”). After closing of the Acquisition Agreement and Plan of Merger Agreement, Sub Co merged with and into DB (the “Merger”). Following the closing of the Merger, DB continued as the surviving corporation (the “Surviving Corporation”).  Pursuant to the terms of the Merger, Sub Co will be merged with DB and Sub Co will cease to exist and DB will become a wholly owned-subsidiary of the Company. The Merger provided the Company with the ownership of 100% of DB.

On March 25, 2013, the Company entered into Addendum No. 1 (“Addendum”) to the Acquisition Agreement and Plan of Merger by and among Sub Co and DB.  Pursuant to the Addendum, the effective date was extended from March 25, 2013 to April 1, 2013 to complete the conditions set forth in the Acquisition Agreement and Plan of Merger.

On April 1, 2013, the Company completed the Merger. On April 1, 2013, the parties filed the Articles of Merger with the Nevada Secretary of State. At the closing the Company issued 12,713,763 restricted shares of its common stock in exchange for 165,278,922 shares of DB stock, which constitutes 100% of DB’s issued and outstanding stock.  Immediately after the Merger, the Company had 15,803,439 shares of common stock issued and outstanding. The Merger was intended to qualify as a tax-free reorganization under of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), as it relates to the non-cash exchange of stock referenced therein.

As a result of the Acquisition Agreement and Plan of Merger: (i) DB’s principal business became the business of NOHO, Inc.; and, (ii) the separate corporate existence of Sub Co ceased to exist and (iii) DB became and continues to exist as a wholly-owned subsidiary of the Company.

As of the date of the Acquisition Agreement and Plan of Merger and Addendum No. 1, there were no material relationships between the Company and Sub Co or between the Company and any of Sub Co’s respective affiliates, directors, or officers, or associates thereof, other than in respect of the Acquisition Agreement and Plan of Merger.

The foregoing summary description of the terms of the Acquisition Agreement and Plan of Merger may not contain all information that is of interest to the reader. For further information regarding specific terms and conditions of the Acquisition Agreement and Plan of Merger, this reference is made to such agreement, which was filed with the SEC on March 21, 2013 as Exhibit 10.1 to the Company’s Current Report on Form 8-K and Addendum Number 1 which was filed with the SEC on March 28, 2013 as Exhibit 10.2 to the Company’s Current Report on Form 8-K, both which are incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information provided in Item 1.01 of this Report on Form 8-K related to the aforementioned Acquisition Agreement and Plan of Merger is incorporated by reference into this Item 2.01.

ITEM 3.02 UNREGISTERED SHARES OF EQUITY SECURITIES

The information provided in Item 1.01 and 2.01 of this Report on Form 8-K related to the aforementioned Acquisition Agreement and Plan of Merger is incorporated by reference into this Item 3.02.

The Acquisition Agreement and Plan of Merger is an exempt transaction pursuant to Section 4(2) of the Securities Act as the share issuance to the DB Shareholders was a private transaction by the Company and did not involve any public offering. Additionally, we relied upon the exemption afforded by Rule 506 of Regulation D of the Securities Act which is a safe harbor for the private offering exemption of Section 4(2) of the Securities Act whereby an issuer may sell its securities to an unlimited number of accredited investors, as the DB Shareholders are “accredited investors” as that term is defined in Rule 501 of Regulation D.

A copy of the Acquisition and Plan of Merger Agreement is filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission on March 21, 2013 and is incorporated in its entirety herein. A copy of the Addendum is filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the Commission on March 28, 2013 and is incorporated in its entirety herein.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Acquisition and Plan of Merger is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger on April 1, 2013, the Company issued 12,713,763 shares of its restricted common stock in exchange for 165,278,922 shares of DB stock, which constitutes 100% of DB’s issued and outstanding stock, and cancelled a total of 19,760,000 shares of its common stock. Immediately after the Merger, the Company had a total of 15,803,439 shares of common stock issued and outstanding. At the time the Acquisition Agreement and Plan of Merger closed, the DB Shareholders acquired approximately 80.45% of the issued and outstanding shares and control collectively from the Board of Directors of the Company and its Officers.

The Acquisition Agreement and Plan of Merger is being accounted for as a "reverse acquisition," as the DB Shareholders own a majority of the outstanding shares of the Company's capital stock immediately following the closing of the Acquisition Agreement and Plan of Merger. The Board of Directors and management, after the Acquisition Agreement and Plan of Merger, are comprised of DB’s management team. Furthermore, the operations of DB are the continuing operations of the Company, therefore, DB is deemed to be the acquirer in the reverse acquisition.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

As a result of closing the Acquisition Agreement and Plan of Merger, the Company is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, we completed an Acquisition Agreement and Plan of Merger with Dolce Bevuto, Inc. Item 2.01(f) and 5.01(a)(8) of Form 8-K states that if the registrant was a shell company, as we were, immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises of the Company and Dolce Bevuto, Inc. after the closing of the Acquisition Agreement and Plan of Merger, except that information relating to periods prior to the date of the Acquisition Agreement and Plan of Merger relate to Dolce Bevuto, Inc. unless otherwise specifically indicated.

As a result of the closing of the Merger, the Company now owns all of the assets, liabilities and operations of Dolce Bevuto, Inc. which manufactures and distributes a product named “NOHO®” – The Hangover Defense® and obtained the ownership to all of Dolce Bevuto, Inc.’s intellectual property rights. The information set forth herein is only a summary of our business plans.

ITEM 1. BUSINESS

Corporate History

NOHO, Inc. (the “Company”) was incorporated on September 30, 2011 under the laws of the state of Wyoming, originally under the name RealEstate Pathways, Inc. Dolce Bevuto, Inc. (“DB”) was incorporated on December 3, 2010 under the laws of the State of California, as Dolce Bevuto, LLC. On February 8, 2013, DB was converted from a California limited liability company to a Nevada corporation.

On January 9, 2013, the Company changed its name from RealEstate Pathways, Inc. to NOHO, Inc. The amendment occurred as a result of our stockholders approving the amendment at the 2012 Annual Meeting of Stockholders and a subsequent vote by the Board of Directors.

On April 1, 2013, the Company completed the acquisition of DB through the acquisition of 100% of the issued and outstanding common stock of DB (the “Merger”).

As a result of the closing of the Merger, the Company now owns all of the assets, liabilities and operations of DB, which manufactures and distributes the product named “NOHO®” – The Hangover Defense®, and obtained the ownership to all of DB’s intellectual property rights.

Business Overview

NOHO, Inc. develops, markets, sells and distributes a functional lifestyle beverage category product named “NOHO®” – The Hangover Defense®. NOHO, Inc. has also recently launched “NOHO® Gold” a premium lifestyle beverage.

     “NOHO®” – The Hangover Defense®

“NOHO® Gold”

Our flagship product NOHO® – The Hangover Defense® (“NOHO”) is a dietary supplement, taken before and after the consumption of alcohol that may help to prevent the symptoms associated with a hangover. NOHO was formulated by a Doctor of Pharmacy and comes in a 2 ounce “shot”. It is recommended that the 2 ounce shot be taken before and after drinking any alcoholic beverages. NOHO has a refreshing flavor, containing no caffeine or stimulants. Although the method by which NOHO works has not been confirmed through clinical testing, non-clinical field tests conducted throughout the country have demonstrated NOHO’s effectiveness. NOHO is intended to pre-plenish common electrolytes and trace elements lost by alcohol consumption.

Additionally, our product “NOHO Gold Premium Lifestyle Beverage” is currently developed and marketed as a healthy beverage that can be enjoyed day and night. NOHO Gold is currently offered to and sold in premier nightclubs “On Premise” bar and club venues in the United States including the Fontainebleau Hotel, LIV nightclub, Story nightclub, Day Light, Light, The Opium Group properties, and many others.

Industry Overview

NOHO Hangover Defense is a functional lifestyle beverage. “Functional lifestyle” beverages are beverages that have a specific functions, including relaxation, health, weight management, digestion aid, alertness, detoxification, and joint health. The functional lifestyle beverage category includes relaxation drinks, and ready-to-drink (RTD) teas and coffees. Functional beverages play an important role in our everyday lives. They can help people stay hydrated, some are designed to prevent and help address health conditions, or simply contribute to overall nutritional well-being. These beverages include functional ingredients such as nutrients (vitamins, minerals, amino acids, nutraceuticals, etc.), zero-calories sweeteners and stabilizers.

The global functional drinks market has been forecast to increase at a compound annual growth rate (CAGR) of 8.7% for the five-year period 2011 - 2016, increasing from total revenues of $59,103.9 million in 2011, to a value of $89,665.6 million by the end of 2016. According to a new report titled 'Functional Drinks: Global Industry Guide,' published on companiesandmarkets.com, market consumption volumes increased with a CAGR of 3.6% between 2007 and 2011.

According to a report published by MarketLine on companiesandmarkets.com on March 29, 2013, the US functional drinks market had total revenues of $22,864.7 million in 2011, representing a compound annual growth rate (CAGR) of 4.7% between 2007 and 2011.The performance of the market is forecast to accelerate, with an anticipated CAGR of 10.4% for the five-year period 2011 - 2016, which is expected to drive the market to a value of $37,446.3million by the end of 2016.

Manufacturing and Distribution

We do not directly manufacture our products, but instead outsource the manufacturing process to third-party bottlers and contract packers.

The Company’s distribution strategy is grounded in providing access to the product by initially penetrating key strategic metropolitan service areas. The Company’s plan is focused on developing a deep, versus wide distribution channel, by engaging in strategic partnerships. The Company’s goal is to develop local markets, drive demand locally in each of these markets, and create strong brand awareness and consumer loyalty.

Marketing and Advertising

NOHO is one of the first companies to market a liquid-based hangover protection beverage, positioned as “an over-the-counter proprietary formulation called “NOHO®”—“The Hangover Defense®.” NOHO has also the created a new beverage category branded as the “Premium Lifestyle Beverage.”

NOHO is the one of the first liquid hangover protection products targeting persons from all walks of life including businessmen, socialites, college students, mothers, casual drinkers, and image and lifestyle conscious consumers. Our marketing strategies and sales tactics will incorporate the many attributes we believe are important to this target market and will include associative advertising and promotion by celebrity influencers and influential local consumers to proactively develop this underdeveloped and untapped market. “NOHO”—“The Hangover Defense is the first custom-marketed hangover protection liquid solution sold On-Premise, at the point of consumption.

NOHO has developed key relationships with influential nightclubs, local radio, Celebrities, DJs and athletes as part of its Marketing and Promotion strategy. In addition to traditional promotion, viral marketing campaigns, including Facebook, Twitter, YouTube, and Instagram and, finally, assimilation with product promotions with other products such as premium spirit brands will be employed. The Company’s marketing message will be effectively communicated while also advocating the safe and responsible consumption of alcoholic beverages. Sponsorship and promotion activities will portray an active lifestyle and hangover-free experience, utilizing adults, teams of NOHO representatives and various forms of local and regional promotion and product sampling. As part of its sales strategy and tactics, the Company is developing a team of experienced beverage sales personnel to form key relationships with On-Premise establishments, convenience and mass-market stores, and wholesalers/distributors.

Symptoms and Causes of Hangovers

The common term “hangover” describes the physiological effects following consumption of alcohol. It is associated with an assortment of symptoms that may include dehydration, fatigue, headache, nausea, and a variety of other symptoms (see generally http://www.mayoclinic.com/print/hangovers/DS00649). The symptoms vary person by person and may begin several hours after drinking. Hangovers are a frequent unpleasant experience among people who drink. Despite the prevalence of hangovers, this condition is not well understood scientifically. Multiple possible contributors to the hangover state have been investigated, and researchers have produced evidence that alcohol can directly promote hangover symptoms. (see http://www.mayoclinic.com/health/hangovers/DS00649/DSECTION=causes).

Anti-Hangover Remedies

The anti-hangover market is highly fragmented with many competing products most of which are not effective. This has created a perception in the minds of consumers that the categories of products generally do not work. The consumer continues to attempt to treat a hangover with over-the-counter medication that can potentially have dangerous side effects. For example, ibuprofen (Advil, Motrin) and acetaminophen (Tylenol) are not recommended to be taken with or after alcohol consumption. Other products, used as alcohol mixers containing caffeine, can lead to the development of caffeine toxicity. This is caused by alcohol’s ability to inhibit the metabolism of caffeine resulting in agitation, inability to sleep (a contributor to hangover), and a higher risk of cardiovascular side effects. However, we believe that preventing the effects of alcohol consumption by preventing alcoholic ketoacidosis (AKA) is the most effective method. According to Medline Plus, as service of the U.S. National Library of Medicine, AKA is a buildup of ketones, a type of acid that forms when the body breaks down fat for energy; generally caused by excessive alcohol use (see http://www.nlm.nih.gov/medlineplus/ency/article/000323.htm). This is where the Company’s proprietary non-stimulant formulation comes into play. AKA is typically reversed by combining sugar, water, fats and a special blend of trace elements. NOHO is intended to help prevent hangover by placing and replacing some of these elements into the body prior to drinking alcohol.

Unlike other remedies that focus on reversing a hangover, which is a difficult task, NOHO seeks to help those taking it as a preemptive measure. It is also helpful in pre-plenishing the body with electrolytes to avoid the aggravating electrolyte disturbances. Unfortunately, diuresis (increased production of urine) removes many of the essential minerals from the body that may be useful in preventing a hangover. NOHO preloads your body with these vital elements. The addition of herbal remedies commonly believed to help alleviate other symptoms, most notably ginger’s effect on nausea, allow NOHO to address many of the common contributing factors that characterize a hangover. Despite the incomplete scientific data related to hangover treatment, a sizeable market opportunity exists for an innovative product that can potentially prevent or mitigate the symptoms of a hangover. The Company has developed such a product, has sampled it with random consumers, and has received promising feedback on its effectiveness. NOHO can help fortify and protect the body from the adverse effects of alcohol. NOHO is recommended for use when consuming even small amounts of alcohol.

The Hangover Protection Market

People make a wide variety of choices about drinking, including whether to drink at all, and how much to consume if they do decide to drink. According to the National Institute on Alcohol Abuse and Alcoholism, in the United States it is estimated that 17.1% of Americans (10.33% of men and 6.77% of women) over the age of 18 have at least one drink a week. As a result, hangovers may affect millions of people annually as a result of drinking and the hangover market has been cluttered with home remedies and various combinations of over-the-counter medications. The Company believes the liquid anti-hangover category, unlike the energy drink category, is underdeveloped and underserved. In addition, this category has never been developed using a proactive approach despite the many competing solid-dosage product offerings.

The Company believes that anti-hangover remedies have traditionally been marketed as medicinal remedies for those actively experiencing hangover symptoms. This approach has likely reduced the sales potential for these brands versus the Company’s preventative approach. The Company, unlike its many potential competitors, will market and sell the product at the point of alcohol consumption (“On-Premise”), as well as in traditional retail outlets. On-Premise sales in establishments such as bars, restaurants, nightclubs and casinos, will be a focus of all Company promotional activities to help create market and brand awareness to a multitude of consumers. This is in addition to marketing and selling NOHO through the more traditional sales channels that include convenience stores, drug chains and mass retailers. There are currently about 50 products on the market that purport to cure hangovers, none of which are currently offered at “on premise” locations.

Competition

The beverage industry is highly competitive. A number of companies who market and distribute anti-hangover drinks have recently emerged, including Hangover Joe’s Recovery Shot, Security Feel Better – Anti-Hangover Drink, and Mercy Hangover Prevention.

The principal areas of competition are pricing, packaging, development of new products and flavors as well as promotional and marketing strategies. NOHO competes with other hangover related drinks produced by a number of companies, many of which have substantially greater financial, marketing and distribution resources than we do.

Important factors affecting our ability to compete successfully include taste and flavor of products, trade and consumer promotions, rapid and effective development and marketing of new, unique cutting edge products, attractive and different packaging, branded product advertising, and pricing. We also compete for distributors who will give our products more focus than those of our competitors, provide stable and reliable distribution and secure adequate shelf space in retail outlets. Competitive pressures in the “lifestyle,” “alternative” and “functional” beverage categories could cause our products to be unable to gain or to lose market share or we could experience price erosion, which could have a material adverse effect on our business and results of operations.

We are also subject to increasing levels of regulatory issues particularly in relation to the registration and taxation of our products in certain new international markets, which may put us at a competitive disadvantage.

Intellectual Property

We have filed a United States federal trademark registration for “NOHO®”, “THE HANGOVER DEFENSE®”, “FUNCTIONAL LIFESTYLE BEVERAGE®”, “PRE-PLENISH”, HANGOVER DEFENCE FORMULA®”, “LOVE YOUR BODY®”, and “HANGOVER PREVENTION®.” Additionally, we have registered the www.NOHOdrink.com domain name. We consider our trademarks and other intellectual property rights to be important to our branding strategy and business success.

Employees

As of the date of this filing, and as a result of our recent organizational establishment, we do not have any full time employees.

WHERE YOU CAN GET ADDITIONAL INFORMATION

As a public company, we are required to file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A and other information (including any amendments) with the Securities and Exchange Commission (the “SEC”). You may read and copy such material at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also find the Company’s SEC filings at the SEC’s website at http://www.sec.gov.

Our Internet address is www.nohodrink.com. Information contained on our website is not part of this annual report on Form 10-K. Our SEC filings (including any amendments) will be made available free of charge on www.nohodrink.com, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, you may request a copy of these filings (excluding exhibits) at no cost by writing to, or telephoning us at the following address or telephone number:

NOHO, Inc.

8340 E. Raintree Dr., Unit D

Scottsdale, AZ 85260

(480) 306-7319

ITEM 1A. RISK FACTORS

Forward Looking Statements

When used herein, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “projected,” “intends to,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including but not limited to lack of a public market for the Shares, competition, factors affecting the Company's ability to implement its growth strategy, contingent risks, state and federal regulation and licensing requirements that could cause the Company's actual results to differ materially from historical earnings and those presently anticipated or projected. Such factors, which are discussed in “Risk Factors,” and “Business” could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in this Memorandum. As a result, potential investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company’s independent accountants have not examined or compiled the accompanying forward-looking statements and accordingly do not provide any assurance with respect to such statements.

RISKS RELATED TO OUR BUSINESS

General Company Risks

The Company has a limited operating history and limited revenues from operations.

The Company is a development stage company and, therefore, the Company is subject to many risks common to enterprises with limited operating history, including potential under-capitalization, limitations with respect to personnel, financial and other resources, and limited customers and revenue sources. The Company’s ability to successfully generate sufficient revenues from operations is dependent on a number of factors, including availability of funds to fund its current and anticipated operations, and to commercialize its business concept. There can be no assurance that the Company will not encounter setbacks with the on-going development and implementation of its business plan, or that funding will be sufficient to allow it to fully implement its business plan. In addition, the Company’s assumptions and projections may not prove to be accurate, and unexpected capital needs may arise. If such needs arise, the Company’s inability to raise additional funds, either through equity or debt financing, will materially impair its ability to implement its business plan and generate revenues. Further, as a result of the recent volatility of the global markets, a general tightening of lending standards, and a general decrease in equity financing and similar type transactions, it could be difficult for the Company to obtain funding to allow it to continue developing its business operations.

As a new business venture, the Company’s start up and operational costs may be greater than projected.

The costs of new business start-ups in the Company’s industry are often underestimated and may increase because of factors beyond the Company’s control. Such factors may include legal costs, labor disputes, governmental regulations, equipment breakdowns, costs of raw materials, disputes with its manufacturers or distributors, governmental regulatory interference and other disruptions. While the Company intends to manage these costs diligently, the risk of running over budget is always significant and may have a substantial adverse impact on the Company’s profitability. In such event, additional sales of the Company stock or additional financing may be required to continue the Company’s business, and there can be no guaranty that the Company could successfully conclude such additional sales or obtain such additional financing at all or on terms acceptable to the Company, which could have a materially adverse effect on the Company and its operations and result in the loss of some or all of the investor’s investment in the Company.

Because the Company depends on outside suppliers with whom the Company does not have long-term agreements for raw materials, the Company may be unable to obtain adequate supplies of raw materials for its products at favorable prices or at all, which could result in product shortages and back orders for its products, with a resulting loss of net sales and profitability.

The Company purchases all of its raw materials for the manufacture of its products from third-party suppliers. It also relies on third-party co-packers for certain parts of its products. The Company’s products may contain one or more ingredients that may only be available from a single source or supplier. Any of those suppliers could discontinue selling to the Company at any time. Those suppliers or government regulators may interpret new regulations (including Good Manufacturing Practice (“GMP”) regulations) in such a way as to cause a disruption in the Company’s supply chain as these parties undertake increased scrutiny of raw materials and components of raw materials and products, causing certain suppliers or the Company to discontinue, change or suspend the sale of certain ingredients or components. Although the Company believes that it could establish alternate sources for most of these materials, any delay in locating and establishing relationships with other sources could result in product shortages and back orders for the products, with a resulting loss of net sales and profitability. The Company is also subject to delays associated with raw materials. These can be caused by conditions not within its control. The Company acquires some ingredients from suppliers outside of the United States. Purchasing these ingredients is subject to the risks generally associated with importing raw materials from other countries, including, among other factors, delays in shipments, changes in economic and political conditions, quality assurance, tariffs, trade disputes and foreign currency fluctuations. These factors could result in a delay in or disruption of the supply of certain raw materials. Any significant delay in or disruption of the supply of raw materials could have a material adverse effect on the Company’s business.

The sale of ingested products involves product liability and other risks.

Like other distributors of products that are ingested, the Company faces an inherent risk of exposure to product liability claims if the use of its products results in illness or injury. The products that the Company sells in the U.S. are subject to laws and regulations, including those administered by the USDA and FDA that establish manufacturing practices and quality standards for food products. Product liability claims could have a material adverse effect on the Company’s business as existing insurance coverage may not be adequate. Distributors of vitamins, nutritional supplements and minerals, have been named as defendants in product liability lawsuits from time to time. The successful assertion or settlement of an uninsured claim, a significant number of insured claims or a claim exceeding the limits of the Company’s insurance coverage would harm the Company by adding costs to its business and by diverting the attention of senior management from the operation of its business. The Company may also be subject to claims that its products contain contaminants, are improperly labeled, include inadequate instructions as to use or inadequate warnings covering interactions with other substances. Product liability litigation, even if not meritorious, is very expensive and could also entail adverse publicity for the Company and reduce its revenue. In addition, the products the Company distributes, or certain components of those products, may be subject to product recalls or other deficiencies. Any negative publicity associated with these actions would adversely affect the Company’s brand and may result in decreased product sales and, as a result, lower revenues and profits.

Significant additional labeling or warning requirements may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements relating to the content or perceived adverse health consequences of the Company’s product. If these types of requirements become applicable to the Company’s product under current or future environmental or health laws or regulations, they may inhibit sales of such products.

As a new business enterprise, the Company likely will experience fluctuations in its operating results.

The Company's operating results may fluctuate significantly as a result of a variety of factors, many of which are outside its control. As a result of the Company's lack of operating history it is difficult for the Company to forecast its revenues or earnings accurately. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues relative to the Company’s planned expenditures would have an immediate, adverse effect on its business, results of operations and financial condition.

If the Company fails to manage its growth effectively, its business could be harmed.

Failure to manage the Company’s growth effectively could harm its business. The Company’s business model anticipates that it will expand its sales and distribution network. To manage its growth effectively, the Company will have to develop and enhance its systems, procedures and controls and locate, hire, train and retain management and operating personnel. The Company cannot offer any assurance that it will be able to respond on a timely basis to all of the changing demands that its planned expansion will impose on its management and infrastructure. If the Company is unable to manage its growth effectively, its business and operating results could be materially adversely impacted.

The Company is dependent on its key personnel, and the loss of any could adversely affect its business.

The Company depends on the continued performance of its officers and directors, particularly John Grdina, its Chief Executive Officer. If the Company loses the services of any key individuals and is unable to locate suitable replacements for such persons in a timely manner, its business could be materially adversely affected. The Company does not expect to obtain key man life insurance for any members of management in the foreseeable future.

Criticism of the Company’s product and/or the market generally could adversely affect its operating results.

Criticism of the Company’s product, including criticism by healthcare professionals and other criticism for a variety of reasons, could affect consumer opinions of its product and result in decreased demand, which in turn could have an adverse effect on its results of operations and business.

Changes in the business environment for the Company’s product could impact its financial results.

The business environment for the Company’s product is rapidly evolving as a result of, among other things, changes in consumer preferences, including changes based on health and nutrition considerations; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures. If the Company is unable to successfully adapt to this rapidly changing environment, its business could be negatively affected.

If the Company is not able to effectively protect its intellectual property, its business may suffer a material, negative impact and may fail.

The Company believes that its brand is important to its success and competitive position. If the Company is unable to secure trademark protection for its intellectual property in the future or that protection is inadequate for its current products and any future products, the Company’s business may be materially adversely affected. Further, the Company cannot be sure that its activities do not and will not infringe on the intellectual property rights of others. If claims are made against the Company’s current product formula, the Company may not be able to effectively minimize damage claims due to its significant sales pipeline. If the Company is compelled to prosecute infringing parties, defend its intellectual property or defend itself from intellectual property claims made by others, it may face significant expenses and liability as well as the diversion of management’s attention from the Company’s business, any of which could negatively impact the Company’s business or financial condition.

RISKS ASSOCIATED WITH OUR COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including:

•	competition;
•	additions or departures of key personnel;
•	the Company’s ability to execute its business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

Absence of Public Market

There has never been any established “public market” for shares of Common Stock of the Company, and no assurance can be given that any market for the Company's Common Stock will develop or be maintained. If a public market ever develops in the future, the sale of “unregistered” and “restricted” shares of Common Stock pursuant to Rule 144 of the Act, may adversely affect the market price, if any, for the Company's shares and could impair the Company's ability to raise capital through the sale of its equity securities. In order to qualify for the resale of Common Stock under Rule 144, certain holding periods must be met and either legal opinions setting forth exemptions from the Act must be provided or registration statements must be in effect relating to such Common Stock. Further, there is no assurance that Rule 144 will be applicable to the Company and investors may not be able to rely on its provisions now or in the future.

Dividends

Payment of dividends on the Common Stock is within the discretion of the Board of Directors, is subject to state law, and will depend upon the Company's earnings, if any, its capital requirements, financial condition and other relevant factors.

Penny Stock Regulations

If a market develops and the price of the Company's stock is below $5.00 per share, or the Company does not have $2,000,000 in net tangible assets, or is not listed on an exchange or on the NASDAQ National Market System, among other conditions, the Company's shares may be subject to a rule promulgated by the Securities and Exchange Commission (the “SEC”) that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the sale. Furthermore, if the price of the Company's stock is below $5.00, and does not meet the conditions set forth above, sales of the Company's stock in the secondary market will be subject to certain additional new rules promulgated by the SEC. These rules generally require, among other things, that brokers engaged in secondary trading of stock provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices, and disclosure of the compensation to the broker-dealer and disclosure of the sales person working for the broker-dealer. These rules and regulations may affect the ability of broker-dealers to sell the Company's securities, thereby limiting the liquidity of the Company's securities. They may also affect the ability of the Company’s shareholders to resell their securities in the secondary market.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

ITEM 2. FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following summarizes the factors affecting the operating results and financial condition of NOHO, Inc., unless otherwise indicated.  This discussion should be read together with the financial statements of NOHO, Inc. and the notes to financial statements included elsewhere in this Report or incorporated herein by reference. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this Report. We encourage you to review our “Cautionary Note Regarding Forward-Looking Statements” at the front of this Report, and our “Risk Factors” set forth above. The financial statements of NOHO, Inc. filed herewith as Exhibit 99.01 are presented in U.S. dollars.

Overview of Operations

Our flagship product “NOHO®” – The Hangover Defense® (“NOHO”) is a dietary supplement, taken before or during the consumption of alcohol that may help to prevent the symptoms associated with a hangover. NOHO was formulated by a Doctor of Pharmacy and comes in a 2 ounce “shot” that can be consumed on a stand-alone basis or as a mixer available in an 8.4 ounce that can be consumed by itself or mixed with an alcoholic drink. It is recommended that the 2 ounce shot be taken as the first and last shot of the night, while the mixer can be consumed alone or mixed with subsequent drinks. NOHO has a refreshing flavor, containing no caffeine or stimulants. Although the method by which NOHO works has not been confirmed through clinical testing, field tests conducted throughout the country have demonstrated NOHO’s effectiveness. NOHO is intended to pre-plenish common electrolytes and trace elements lost by alcohol consumption.

For the Years Ended December 31, 2012 and 2011 (Dolce Bevuto, Inc.)

Results of Operations

Revenues

Total net revenue earned for the years ended December 31, 2012 and 2011 was $1,258,811 and $377,760, respectively. Gross profit for the years ended December 31, 2012 and 2011 was $552,298 and $23,517, respectively, for a total increase in gross profits of $528,781 or 2,248.51%. The increase in total net revenue for the year ending December 31, 2012, as compared to December 31, 2011, was due to the fact that the Company’s date of inception was December 3, 2010 and it had not yet generated many revenues, comparatively. Additionally, during the year ended December 31, 2012, the cost of goods sold was $706,513 as compared to $354,243 for the year ended December 31, 2011.

Operating Expenses

Total operating expenses in the year ended December 31, 2012 amounted to $ 2,387,217 as compared to $1,125,958 for the year ended December 31, 2011. For the year ended December 31, 2012, there was $375,800 paid in executive compensation, which was $16,018 less than the $391,818 in executive compensation paid for the year ended December 31, 2011. There was a total increase of $692,964 in stock based compensation for the year ended December 31, 2012, which was $755,190, as compared to $62,226 for the year ended December 31, 2011 as. There was also an increase in expenses for contract labor, which was $480,477 for the year ended December 31, 2012 as opposed to $212,781 for the year ended December 31, 2011. The amortization and depreciation costs was $17,505 for the year ended December 31, 2012 as opposed to $13,286 for the year ended December 31, 2011, an increase of $4,219. General and administrative costs were $625,129 for the year ended December 31, 2012 as opposed to $418,194 for the year ended December 31, 2011, representing a total increase of $206,935. Increases in operating expenses for executive compensation, stock based compensation, contract labor, amortization and depreciation, and administration for the year ending December 31, 2012, as compared to December 31, 2011, was due to the fact that the Company incurred greater expenses due to increased production.

Net Loss

The net loss for the year ended December 31, 2012 was $1,907,201 as compared to $1,122,523 for the year ended December 31, 2011. Increase in net loss for the year ending December 31, 2012, as compared to December 31, 2011, was due to the fact that the Company incurred more general and administrative expenses, interest expenses and owed more compensation to employees to cover the increase in production during the year ended 2012.

Plan of Operations

We intend to use our cash reserves to fund further marketing, manufacture, distribution and product development activities. We expect to receive a certain amount of additional funds, either through the sale of equity, obtaining debt financing or through sales of our products, but this is not assured and, otherwise, we do not currently have any alternative source of revenues.

In the event that additional financing is delayed or the Company does not generate enough revenues to meet its needs, the Company will scale down its operations. However, in that case, the marketing, development, manufacture and distribution of its products would be diminished, delayed, or even halted. In the event of an ongoing lack of financing, we may be obliged to discontinue operations, which will adversely affect the value of our common stock.

Working Capital

	Year Ended December 31, 2012	Year Ended December 31, 2011	Change $
Total Current Assets	$ 343,438	$ 179,593	$ 163,845
Total Liabilities	$ 1,162,477	$ 616,230	$ 546,247

Cash Flows

	Year Ended December 31, 2012	Year Ended December 31, 2011
Cash Flows from (used in) Operating Activities	$ (845,120)	$ (664,346)
Cash Flows from (used in) Investing Activities	$ (7,760)	$ (42,537)
Cash Flows from (used in) Financing Activities	$ 910,499	$ 733,171

For the year ended December 31, 2012, net cash provided by operating activities was $(845,120) as compared to $(664,346) for the same period ended December 31, 2011. The increase was primarily due to an increase in prepaid expenses, inventory, and accrued payroll.

For the year ended December 31, 2012, net cash provided by financing activities was $910,499 as a result of proceeds from notes payable in the amount of $710,000, proceeds from the sale of common stock in the amount of $150,000, $100,000 in proceeds from notes payable, $(20,000) in payments on notes payable to related parties and $(29, 501) in proceeds from capital contributions, net to related parties. In comparison, net cash provided by financing activities for the year ended December 31, 2011 was $733,171 which consisted solely of $100,000 from proceeds from notes payable and $633,171 in proceeds from capital contributions.

For the year ended December 31, 2012, net cash used in investing activities was $7,760 as a result of the purchase of fixed assets. In comparison, net cash used during the year ended December 31, 2011 was $42,537.

Liquidity and Capital Resources

For the year ended December 31, 2012, the Company had total current assets of $343,438, which consists of cash of $83,907, accounts receivable of $50,920, non-cash prepaid expenses of $50,000 and inventory of $158,611.

For the year ended December 31, 2012, the Company had total current liabilities of $1,162,477, which consists of accounts payable of $203,804, accrued payroll of $445,952, deferred revenue of $75,000, notes payable to related parties of $265,000, and accrued interest payable to related parties of $48,181. This represents a working capital deficit. Nevertheless, as of the date of filing this Report, the Company’s cash reserves are only adequate to fund operations for a limited period of time.

In comparison, for the year ended December 31, 2011, the Company had total current assets of $179,593, which consists of cash of $26,288, accounts receivable of $78,640, non-cash prepaid expenses of $4,902 and inventory of $69,763. For the year ended December 31, 2011, the Company had total current liabilities of $616,230, which consists of accounts payable of $117,812, accrued payroll of $200,240, deferred revenue of $182,991, notes payable to related parties of $100,000, and accrued interest payable to related parties of $15,187.

Growth of our operations will be based on our ability to internally finance from cash flow, raise equity and/or debt to increase sales and production. Our primary sources of liquidity are: (i) cash from sales of our products; and (ii) financing activities.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and marketing. As a result, the Company incurred accumulated net losses from inception (December 3, 2010) through the period ended December 31, 2012 of $3,045,362. In addition, the Company’s development activities since inception have been financially sustained through capital contributions from a shareholder.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock or through debt financing and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has evaluated and implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Selected Financial Data

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 3. PROPERTIES

Our principal executive office is located at 8240 E. Raintree Dr., Unit D, Scottsdale, Arizona 85260.  On May 2, 2012, the Company executed a lease agreement for a period of 39 months with a monthly base rent of $750 plus estimated common area maintenance and HVAC charges of $1,230. The Company was required to pay a security deposit of $2,186.

Currently, this space is sufficient to meet our needs; however, once we expand our business to a significant degree, we will have the necessity to find a larger space. We do not foresee any significant difficulties in obtaining any required additional space. We do not currently own any real estate.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of October 31, 2013, by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (2) (%)
John Grdina (3) 8340 E. Raintree Dr., Unit D Scottsdale, AZ 65260	Common	11,279.067%
Sean Stephenson (4) 8340 E. Raintree Dr., Unit D Scottsdale, AZ 65260	Common	18,462.1124%
Steven Staehr (5) 8340 E. Raintree Dr., Unit D Scottsdale, AZ 65260	Common	-0-	0%
All Officers and Directors as a Group (2 Persons)	Common	29,741.1811%
Dolce B Investments (6) 8340 E. Raintree Dr., Unit D Scottsdale, AZ 65260	Common	8,788,000	53.512%
Step Holdings, LLC (7) 8340 E. Raintree Dr., Unit D Scottsdale, AZ 65260	Common	702,000	4.275%

(1)	The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)	Based on 16,422,424 issued and outstanding shares of common stock as of October 31, 2013.

(3)	Mr. John Grdina is the Company’s President, Chief Executive Officer and sole Director.

(4)	Mr. Sean Stephenson is the Company’s Secretary and Treasurer.

(5)	Mr. Steven Staehr is the Company’s Chief Financial Officer.

(6)	Dolce B Investments, Inc.’s beneficial ownership includes 8,788,000 common shares. Mr. John Grdina is the President, sole stockholder and a Director of Dolce B Investments, Inc. and has voting and dispositive control over the common shares owned by Dolce B. Investments, Inc.

(7)	Step Holdings, LLC.’s beneficial ownership includes 702,000 common shares. Mr. Sean Stephenson is the sole stockholder and Managing Member of Step Holdings, LLC and has voting and dispositive control over the common shares owned by Step Holdings, LLC.

Changes in Control

There are no present arrangements or pledges of the Company’s securities that may result in a change in control of the Company.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

The Company

The following table sets forth the names and ages of the Company’s current directors and executive officers. The board of directors has no nominating or compensation committee at this time.

Name	Age	Position with the Company	Officer/Director Since
John Grdina	45	President	December 17, 2012
		Chief Executive Officer	December 17, 2012
		Director	December 17, 2012
Sean Stephenson	40	Secretary	December 17, 2012
		Treasurer	December 17, 2012
Steven Staehr	51	Chief Financial Officer	October 21, 2013

Dolce Bevuto, Inc.

The following table sets forth the names and ages of the current directors and executive officers of Dolce Bevuto, Inc., a subsidiary wholly owned by the Company. Dolce Bevuto, Inc. has no nominating or compensation committee at this time.

Name	Age	Position with the Company
John Grdina	45	Chief Executive Officer; Chairman of the Board
Sean Stephenson	40	President
James Grdina	53	Chief Financial Officer; Director
Mitchell Rosenthal	53	Director
Keith Davidson	40	General Counsel & Director
Phil Nuciola	42	Director

Background and Business Experience

The business experience during the past five years of the officers and directors of NOHO, Inc. is as follows:

Jay Grdina, Age 45, President, Chief Executive Officer, and Director

Mr. Grdina is the CEO and majority shareholder in Dolce Bevuto, LLC (“Dolce”), which manufactures an anti-hangover product called “NOHO,” which the Company intends to distribute. Mr. Grdina was the founder and former CEO of Club Jenna, Inc., which was sold to Playboy Enterprises. While at Playboy Enterprises from 2006 to 2012, Mr. Grdina was a Senior Vice President and the President of Production at Playboy responsible for all aspects of Television and Video Production After serving as a Senior Vice President for Playboy, he went on to create the celebrity blogging sensations TheDirty.com and Kikster.com. Mr. Grdina was named one of Details Magazine’s Most Successful Men (#10) under the Age of 37 in America. Additionally, he has been the subject of feature articles for both Forbes and Rolling Stone. Mr. Grdina was appointed as the President, CEO and sole Director of the Company on December 17, 2012.

Sean Stephenson, Age 40, Secretary and Treasurer

Mr. Stephenson is the President of Dolce and has been with the Company since it first launched into the marketplace in 2010. From 2009 to 2010, Mr. Stephenson was the Vice President of Sales & Marketing for Dajomi Brands, LLC, the previous owners of NOHO. From 2007 to 2009, Mr. Stephenson was the Vice President of Sales & Marketing for Bond Laboratories, Inc. (“Bond”), while at bond Mr. Stephenson was responsible for key account sales account sales and all marketing initiatives for its Fusion Energy line of products, helping the company grow from a concept to three million dollars within three years. From 2005 to 2007, Mr. Stephenson was Vice President of Special Markets for Ocean Pacific Apparel Corporation (“Op”), a wholly-owned subsidiary of Warnaco Group (NYSE: WRC). While at Op, Mr. Stephenson was responsible for the company’s licensed product line, negotiating contracts and developing product lines in conjunction with the NBA, NFL, and major universities such as USC, Ohio State, UCLA, Notre Dame, University of Texas, and many others. Mr. Stephenson is also a former USMC Aerial Navigator flying in excess of 40 missions on a KC-130 aircraft, as well as a veteran of Operation Restore Hope in Somalia. Mr. Stephenson was appointed as the Secretary of the Company on December 17, 2012.

STEVEN STAEHR, 51, Chief Financial Officer

Mr. Staehr is a management and financial professional with over 25 years of experience in formulating and administering accounting and financial services to a number of mid to large size and publicly traded corporations. Mr. Staehr is a licensed certified public accountant in the states of California and Nevada, and is a member of the American Institute of Certified Public Accountants. During the past year, prior to taking his position at Noho, Inc., Mr. Staehr briefly held the position of President and CFO of Monarchy Resources, Inc., a corporation traded on the OTCQB under the symbol MONK. Between 2010 and 2012, Mr. Staehr acted as a corporate controller and consultant for the ASNY Corporation, Consolidated Resorts and Hondo Minerals, Inc. From 2009 to 2010, Mr. Staehr worked as an independent consultant with regards to various investment opportunities. From 2007 to 2009, Mr. Staehr acted as founder and CFO of Western Capital Resources, Inc., a company traded on the American Stock Exchange under the symbol WCRS. Over the years, Mr. Staehr has also worked in a professional and executive capacity with a number of well known privately held and publicly traded companies, including, Deloitte & Touche, Mirage Resorts, Boyd Gaming, Encore Productions, PEM Group, Cash Systems among other highly successful corporations. Additionally, Mr. Staehr has significant experience with the formation and implementation of IPO’s, including his work with Boyd Gaming who launched one of the largest IPO’s in the gaming industry.

Term of Office

Each director serves for a term of one year and until his successor is elected at the Annual Shareholders’ Meeting and is qualified, subject to removal by the shareholders.   Each officer serves at the pleasure of the Board of Directors, unless removed or replaced at the discretion of the Board of Directors.

Identification of Significant Employees

The Company has no full-time or part-time employees, other than its officers and directors. The Company employs independent contractors on an as needed basis.

Our subsidiary, Dolce Bevuto, Inc., has no full-time or part-time employees, other than its officers and directors. Dolce Bevuto, Inc. employs independent contractors on an as needed basis.

Family Relationship

We currently do not have any officers or directors of our Company who are related to each other.

However, John Grdina and James Grdina, who are officers of our wholly owned subsidiary Dolce Bevuto, Inc., are brothers.

Involvement in Certain Legal Proceedings

During the past ten years, no director, executive officer, promoter or control person of the Company, Dolce Bevuto, Inc. or its subsidiaries, has been involved in the following:

(1)	A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                                             i.            Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                                            ii.            Engaging in any type of business practice; or

                                          iii.            Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

                                             i.            Any Federal or State securities or commodities law or regulation; or

                                            ii.            Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

                                          iii.            Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) during the year ended December 31, 2012, Forms 5 and any amendments thereto furnished to us with respect to the year ended December 31, 2012, and the representations made by the reporting persons to us, we believe that during the year ended December 31, 2012, our current executive officers and directors and to the best of our knowledge, all persons who own more than ten percent of a registered class of our equity securities complied with all Section 16(a) filing requirements.

Code of Ethics

The Company adopted a Code of Ethics that applies to our officers and directors on October 4, 2011, which we feel is sufficient at this time. The Code of Ethics was filed with the Commission on December 15, 2011 on Form S-1, incorporated by reference herein.

Committees of the Board of Directors

The Company does not presently have a separately designated standing audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. The functions of those committees are undertaken by our Board of Directors. Because we have only one director, we believe that the creation of these committees, at this time, would be cumbersome and constitute more form over substance.

Audit Committee

The Company has not established a separately designated standing audit committee. However, the Company intends to establish a new audit committee of the Board of Directors that shall consist of independent directors.  The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles.  The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls.  The audit committee shall at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

ITEM 6. EXECUTIVE COMPENSATION

The following table sets forth the aggregate compensation paid to the executive officers of the Company and its subsidiaries for the fiscal years ended December 31, 2012 and 2011. Unless otherwise specified, the term of each executive officer is that as set forth under that section of Item 10 Directors and Executive Officers entitled, “Term of Office”.

Name and Principal Position	Year Ended 12/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Eric K. Lindberg(2) Former President and Director of the Company	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Karin du Plooy(3) Former Secretary of the Company	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
John Grdina(4) Current President, CEO and Director of the Company; Current CEO and Chairman of the Board of Directors of Dolce Bevuto, Inc.	2012	300,000	50,000	75,519,000(5)	-0-	-0-	-0-	25,800	1,130,990
	2011	250,000	-0-	-0-	-0-	-0-	-0-	-0-	250,000
Sean Stephenson(6) Current Secretary and Treasurer of the Company; Current President of Dolce Bevuto, Inc.	2012	100,000	-0-	59,116	-0-	-0-	-0-	-0-	159,116
	2011	50,000	-0-	-0-	-0-	-0-	-0-	-0-	50,000
James Grdina(7) Current CFO of Dolce Bevuto, Inc.	2012	-0-	-0-	21,400	-0-	-0-	-0-	-0-	21,400
	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Keith Davidson(8) General Counsel & Director of Dolce Bevuto Inc.	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	All Option Awards have been calculated based upon the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)	As of December 31, 2012, Erik K. Lindberg was the former President and Director of the Company. On December 17, 2012, he resigned from all positions with the Company. There are no employment agreements by and between Erik K. Lindberg and the Company. Erik K. Lindberg received no compensation in exchange for his services as an executive officer or director of the Company.

(3)	As of December 31, 2012, Karin du Plooy was the former Secretary of the Company. On December 17, 2012, she resigned from all positions with the Company. There are no employment agreements by and between Karin du Plooy and the Company. Karin du Plooy received no compensation in exchange for her services as an executive officer of the Company.

(4)	John Grdina was and currently is the President, CEO and a Director of the Company and the CEO of Dolce Bevuto, Inc. On December 17, 2012, Mr. Grdina was appointed as the President, CEO and a Director of the Company. There are no employment agreements by and between John Grdina and the Company. John Grdina receives no compensation in exchange for his services as an executive officer of the Company. The compensation set forth herein is the compensation he receives as the CEO of Dolce Bevuto, Inc., a subsidiary wholly owned by the Company, pursuant to an Employment Agreement made effective January 1, 2012, superseding the previous Employment Agreement dated December 20, 2010. However, the Company shall enter into an employment agreement with Mr. Grdina to set forth the terms of his compensation as soon as practicable.

(5)	The 75,519,000 shares issued to Mr. Grdina were valued at $0.01 per share for a total value of $755,190.

(6)	Sean Stephenson was and currently is the Secretary of the Company and the President of Dolce Bevuto, Inc. On December 17, 2012, Mr. Stephenson was appointed as the Secretary of the Company. There are no employment agreements by and between Sean Stephenson and the Company. There are no employment agreements by and between Sean Stephenson and the Company. Sean Stephenson receives no compensation in exchange for his services as an executive officer of the Company. The compensation set forth herein is the compensation he receives as the President of Dolce Bevuto, Inc., a subsidiary wholly owned by the Company, pursuant to an Independent Contractor Agreement made effective January 1, 2012, superseding the previous Employment Agreement dated June 1, 2011. However, the Company shall enter into an employment agreement with Mr. Stephenson to set forth the terms of his compensation as soon as practicable.

(7)	James Grdina does not hold an executive officer position with the Company, but currently serves as the CFO of Dolce Bevuto, Inc. There are no employment agreements by and between James Grdina and the Company. The compensation set forth herein is the compensation he receives as the CFO of Dolce Bevuto, Inc., a subsidiary wholly owned by the Company.

(8)	Keith Davidson does not hold an executive officer position with the Company, but currently serves as the General Counsel and a director of Dolce Bevuto, Inc. There are no employment agreements by and between Keith Davidson and the Company. The compensation set forth herein is the compensation he receives as the CFO of Dolce Bevuto, Inc., a subsidiary wholly owned by the Company.

Narrative Disclosure to Summary Compensation Table

As at December 31, 2012 and 2011, neither the Company, Dolce Bevuto, Inc. or its subsidiaries, had any compensatory plans or arrangements, including payments to be received from the Company, Dolce Bevuto, Inc. or its subsidiaries with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, Dolce Bevuto, Inc. or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company, Dolce Bevuto, Inc. or its subsidiaries.

Outstanding Equity Awards

The following table sets forth the outstanding equity awards for the executive officers of the Company, Dolce Bevuto, Inc. and its subsidiaries for the fiscal year ended December 31, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options ($)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares of Units of Stock that Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
Eric K. Lindberg	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Karin Du Plooy	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
John Grdina	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Sean Stephenson	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
James Grdina	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Keith Davidson	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Long-Term Incentive Plans

As at December 31, 2012 and 2011, there were no arrangements or plans in which the Company, Dolce Bevuto, Inc. and its subsidiaries provided pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

As at December 31, 2012 and 2011, neither the Company, Dolce Bevuto, Inc. and its subsidiaries had a compensation committee of the Board of Directors. The Board of Directors as a whole determined executive compensation.

Compensation of Directors

The following table sets forth the compensation paid to the directors of the Company, Dolce Bevuto, Inc. and its subsidiaries for the fiscal year ended December 31, 2012. Unless otherwise specified, the term of each director is that as set forth under that section of Item 10 Directors and Executive Officers entitled, “Term of Office”.

Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Erik K. Lindberg(1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
John Grdina(2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
James Grdina(3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Mitchell Rosenthal(4)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Phil Nuciola(5)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Keith Davidson(6)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	As of December 31, 2012, Erik K. Lindberg was a former Director of the Company. On December 17, 2012, he resigned from all positions with the Company. There are no employment agreements by and between Erik K. Lindberg and the Company. Erik K. Lindberg did not receive any compensation in exchange for his services as a Director of the Company.

(2)	As of December 31, 2012, John Grdina was and currently is a Director of the Company. On December 17, 2012, Mr. Grdina was appointed as a Director of the Company. There are no employment agreements by and between John Grdina and the Company. John Grdina receives no compensation in exchange for his services as a Director of the Company.

(3)	James Grdina does not hold director position with the Company, but currently serves as a director of Dolce Bevuto, Inc. There are no employment agreements by and between James Grdina and the Company. James Grdina receives no compensation in exchange for his services as a Director of Dolce Bevuto, Inc., a subsidiary wholly owned by the Company.

(4)	Mitchell Rosenthal does not hold director position with the Company, but currently serves as a director of Dolce Bevuto, Inc. There are no employment agreements by and between Mitchell Rosenthal and the Company. Mitchell Rosenthal receives no compensation in exchange for his services as a Director of Dolce Bevuto, Inc., a subsidiary wholly owned by the Company.

(5)	Phil Nuciola does not hold director position with the Company, but currently serves as a director of Dolce Bevuto, Inc. There are no employment agreements by and between Phil Nuciola and the Company. Phil Nuciola receives no compensation in exchange for his services as a Director of Dolce Bevuto, Inc., a subsidiary wholly owned by the Company.

(6)	Keith Davidson does not hold director position with the Company, but currently serves as a director of Dolce Bevuto, Inc. There are no employment agreements by and between Keith Davidson and the Company. Keith Davidson receives no compensation in exchange for his services as a Director of Dolce Bevuto, Inc., a subsidiary wholly owned by the Company.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

On November 15, 2011, the Dolce Bevuto, Inc. (“DB”) executed a revolving credit line with a related party for up to $150,000. The related party was an entity that is owned and controlled by an officer of DB. The unsecured line of credit bears interest at 30% per annum with principal due on December 31, 2012 and monthly interest only payments. On November 15, 2012, the lender agreed to increase the credit line up to $200,000 from $150,000, original line of credit executed on November 15, 2011, extend the maturity date to March 31, 2013 and to decrease the interest rate to 15% per annum.

On December 19 and December 20, 2012, DB entered into promissory notes with a related party totaling $100,000. The related party is an entity that has a shareholder of DB. The unsecured promissory notes bear interest at 0% per annum with principal due on December 19 and December 20, 2013.

As of December 31, 2012, DB has received a total of $265,000 from related party and incurred a total of $41,303 interest expense for the year ended December 31, 2012, of which DB paid $39,166. As of December 31, 2012, the accrued interest was $3,336.

As of December 31, 2011, DB has received a total of $100,000 from related party and incurred a total of $3,699 interest expense for the year ended December 31, 2011, of which DB paid $2,500.

Employment agreement with John Grdina

On December 20, 2010, DB executed a five year employment agreement with John Grdina, Chief Executive Officer, and effective January 1, 2011 through December 31, 2015. The annual base salary is as follows:

Years Ended December 31,	Annual Base Salary
2011	$ 250,000
2012	300,000
2013	350,000
2014	450,000
2015	550,000
Total	$ 1,900,000

In addition, Mr. Grdina has an automobile allowance of $18,000 per year, a fuel allowance of $3,600 per year and a health insurance allowance of $4,200 per year. Mr. Grdina can elect to extend his employment agreement for additional one year terms with an annual increase in base salary of 20% per year.

The employment agreement also has bonuses based on performance of DB and the amounts are as follows:

Gross Sales Per Year	Bonus Amount
$1.0M - $2.5M	$ 50,000
$2.5M - $5.0M	200,000
$5.0M - $7.5M	350,000
$7.5M - $10.0M	500,000
$10.0M - $15.0M	700,000
$15.0M - $25.0M	900,000
More than $25.0M	4% of Gross Sales

The bonus payments are due no later than 75 days after the end of the Company’s fiscal year.

In the event, DB does not make timely payments of salary; the interest on the unpaid amount will be 1% per month.

On January 1, 2012, DB issued 75,519,000 shares of common stock as a bonus to Mr. Grdina as part of his employment agreement. The fair value of the shares was $755,190.

During the year ended December 31, 2012, DB recorded executive compensation totaling $375,800 and interest expense totaling $30,980. As of December 31, 2012, DB has accrued payroll to Mr. Grdina of $445,952 and accrued interest payable of $44,968.

Employment agreement with John Grdina

During the year ended December 31, 2011, DB recorded executive compensation totaling $275,800 and interest expense totaling $13,988. As of December 31, 2011, DB has accrued payroll to Mr. Grdina of $200,240 and accrued interest payable of $13,988.

Consulting agreement with Sean Stephenson

On June 1, 2011, DB executed a consulting agreement with Sean Stephenson effective June 1, 2011 through December 31, 2015.  The annual base salary is $100,000 with a bonus program that is yet to be determined.  Additionally, Mr. Stephenson received 3,214,366 shares of common stock, valued at $32,144.  In the event, the consulting agreement is terminated during the term of the agreement; Mr. Stephenson will forfeit 50% of the shares and return them to the Company.

On January 1, 2012, DB issued 5,911,634 shares of common stock as a bonus to Mr. Stephenson as part of his employment agreement.  The fair value of the shares was $59,116.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCBB on which shares of common stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Director” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, John Grdina is not an independent director of the Company because he is also an executive officer of the Company.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 8. LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings to which the Company, any of its wholly owned subsidiaries is a party or which any of their property is the subject, nor is the Company or any subsidiaries involved as a plaintiff in any pending material proceedings. There are no proceedings in which directors, officers or any affiliates, or any registered or beneficial shareholders, of the Company is an adverse party or has a material interest adverse to the interests of the Company or its subsidiaries.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

Our common stock is currently quoted on the OTC Bulletin Board. Our common stock has been quoted on the OTC Bulletin Board since August 20, 2012 under the symbol “REPW.OB.” Effective February 22, 2013 our symbol was changed to “DRNK.OB” to reflect the Company’s name change. Because we are quoted on the OTC Bulletin Board, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low bid prices for our common stock per quarter as reported by the OTCBB for 2011, 2012 and 2013 based on our fiscal year end December 31. These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

	First Quarter (Jan. 1 – Mar. 31)	Second Quarter (Apr. 1 – Jun. 30)	Third Quarter (Jul. 1 – Sept. 30)	Fourth Quarter (Oct. 1 – Dec. 31)
2013 – High	$3.50	$3.53	$2.40	-
2013 – Low	$.0112	$1.01	$1.40	-
2012 – High	-	-	-	$.0112
2012 – Low	-	-	-	$.0112
2011 – High	-	-	-	-
2011 – Low	-	-	-	-

Record Holders

As at October 30, 2013, an aggregate of 16,422,424 shares of our common stock were issued and outstanding and were owned by approximately 106 holders of record, based on information provided by our transfer agent.

Re-Purchase of Equity Securities

None.

Dividends

We have not paid any cash dividends on our Common Stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our Common Stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial conditions, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our Common Stock will be paid in the future.

On December 31, 2012, the Company effectuated a 15.2 to 1 forward split of the Company’s common stock issued and unissued common stock as of January 16, 2013, the record date. The number of shares of common stock issued and outstanding prior to the forward split is 1,504,057. Immediately after the forward split, the number of shares issued and outstanding increased to 22,861,666. The number of authorized shares increased from 50,000,000 to 760,000,000 common shares. Each shareholder of record received a dividend certificate, rather than surrendering outstanding stock certificates.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

On September 12, 2013, the Company issued 255,000 shares of Restricted Common Stock pursuant to multiple Subscription Agreements at an average cost basis of $1.98 per share.

On October 3, 2013, the Company issued 40,986 shares of Restricted Common Stock pursuant to several Private Placement Subscription Agreement’s, at a cost basis of $1.34 per share.

On October 3, 2013, the Company issued 90,000 shares of Restricted Common Stock pursuant to multiple Consulting Agreement’s dated between June and September of 2013, at a cost basis of NIL per share.

On October 8, 2013, the Company issued 21,500 shares of Restricted Common Stock pursuant to a Promotion and Consulting Agreement dated June 18, 2013, at a cost basis of NIL per share.

We believe that the issuance and sale of the above securities were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2), Regulation D and/or Regulation S. The securities were issued directly by us and did not involve a public offering or general solicitation. The recipient of the securities was afforded an opportunity for effective access to files and records of our company that contained the relevant information needed to make her investment decision, including our financial statements and 34 Act reports. We reasonably believed that the recipient, immediately prior to issuing the securities, had such knowledge and experience in our financial and business matters that she was capable of evaluating the merits and risks of its investment. The recipient had the opportunity to speak with our management on several occasions prior to her investment decision. There were no commissions paid on the issuance and sale of the shares.

ITEM 11. DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Pursuant to the Company’s Certificate of Incorporation and amendment(s) thereto, the aggregate number of shares which the Company shall have authority to issue is seven hundred and sixty million (760,000,000) shares of common stock, par value $0.001 per share.

Preferred Stock

There are no authorized shares of preferred stock.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, as hereinabove provided, all rights to vote and all voting power shall be vested in the holders of common stock. Each share of common stock shall entitle the holder thereof to one vote.

No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, cumulative voting by any shareholder is hereby expressly denied.

Conversion, Preemption, Preferential Rights, Redemption, Sinking Fund Provisions

No shareholder of the Company shall have, by reason of its holding shares of any class or series of stock of the Company, any conversion, preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of the Company now or hereafter authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter authorized whether or not the issuance of any such shares, or such notes, debentures, or bonds or other securities, would adversely affect the dividend or voting rights of such shareholder. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

The holders of common stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

We refer you to our Certificate of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Wyoming Business Corporation Act for a more complete description of the rights and liabilities of holders of our securities.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Wyoming Law on Indemnification

The Wyoming Business Corporation Act provides, in general, that a corporation incorporated under the laws of the State of Wyoming, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Wyoming corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the State of Wyoming or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is therefore unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information provided below in Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this Item 13.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On August 16, 2013, L.L. Bradford (“LLB”) was engaged as the registered independent public accountant for the Company and Sam Kan & Company (“SK&C”) was dismissed as the registered independent public accountant for the Company. The decisions to appoint LLB and dismiss SK&C were approved by the Board of Directors of the Company on August 15, 2013.

Other than the disclosure of uncertainty regarding the ability for us to continue as a going concern which was included in our accountant’s report on the financial statements for the year ended October 31, 2012, SK&C’s reports on the financial statements of the Company for the year ended October 31, 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. For the most recent fiscal years and any subsequent interim period through SK&C's termination on August 16, 2013, SK&C disclosed the uncertainty regarding the ability of the Company to continue as a going concern in its accountant’s report on the financial statements.

In connection with the audit and review of the financial statements of the Company through August 16, 2013, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with SK&C opinion to the subject matter of the disagreement.

In connection with the audited financial statements of the Company for the year ended October 31, 2012 and interim unaudited financial statements through August 16, 2013, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

Prior to August 16, 2013, the Company did not consult with LLB regarding (1) the application of accounting principles to specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to SK&C prior to the date of the filing of a Current Report on Form 8-K filed with the Securities & Exchange Commission (“Commission”) on September 6, 2013 (the “Current Report”) and requested that SK&C furnish it with a letter addressed to the Commission stating whether or not it agrees with the statements in the Current Report. A copy of the letter furnished in response to that request was filed as Exhibit 16.1 to the Current Report.

END OF FORM 10 DISCLOSURE

ITEM 8.01 OTHER INFORMATION

The Company’s Standard Industrial Classification (SIC) Code has changed from “7374 – SERVICES-COMPUTER PROCESSING & DATA PREPARATION” to “2086 – BOTTLED AND CANNED SOFT DRINKS.”

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Dolce Bevuto, Inc. as of the years ending December 31, 2011 and 2012 are filed herein as Exhibit 99.01 to our Current Report on Form 8-K and are incorporated by reference herein.

(b) Pro forma Financial Information.

The unaudited pro forma consolidated financial statements with respect to the transaction described herein in this Form 8-K are filed herein as Exhibit 99.02 to our Current Report on Form 8-K and are incorporated herein by reference to Exhibit 99.02.

(d) Exhibits.

The unaudited consolidated financial statements of the Company for the three months ended June 30, 2013 were filed with the SEC on Form 10-Q on September 6, 2013 and are incorporated herein by reference to Exhibit 99.03.

The audited consolidated financial statements of the Company for the years ended October 31, 2012 and 2011 were filed with with the SEC on Form 10-K on December 12, 2012 and are incorporated herein by reference to Exhibit 99.04.

Exhibit
Number	Description of Exhibit	Filing
2.01	Acquisition Agreement and Plan of Merger dated March 18, 2013	Filed With the SEC on Form 8-K on March 21, 2013 as Exhibit 10.1
2.01(a)	Addendum to Acquisition Agreement and Plan of Merger	Filed With the SEC on Form 8-K on March 28, 2013 as Exhibit 10.2
2.01(b)	Distributor Agreement dated January 4, 2013	Filed With the SEC on Form 8-K on January 17, 2013 as Exhibit 10.1
3.01	Articles of Incorporation	Filed With the SEC on Form S-1 on December 15, 2011 as Exhibit 3.1
3.01(a)	Amendment to Certificate of Incorporation dated December 31, 2012	Filed With the SEC on Form 8-K on January 8, 2013 as Exhibit 3.1(A)
3.01(b)	Amendment to Certificate of Incorporation dated January 9, 2013	Filed With the SEC on Form 8-K on January 17, 2013 as Exhibit 3.1(B)
3.02	Bylaws	Filed With the SEC on Form S-1 on December 15, 2011 as Exhibit 3.2
14.01	Code of Ethics	Filed With the SEC on Form S-1 on December 15, 2011 as Exhibit 14.1
16.01	Letter from Sam Kan & Company dated September 6, 2013, to the Securities and Exchange Commission.	Filed With the SEC on Form 8-K on September 6, 2013 as Exhibit 16.1
99.01	Audited Consolidated Financial Statements of Dolce Bevuto, Inc. for the years ended December 31, 2011 and 2012	Filed Herein
99.02	Unaudited Pro Forma Condensed Combined Financial Statements of the Company and Dolce Bevuto, Inc.	Filed Herein
99.03	Unaudited Consolidated Financial Statements of the Company for the three month period ended June 30, 2013	Filed With the SEC on September 6, 2013 as part of our Quarterly Report on Form 10-Q
99.04	Audited Consolidated Financial Statements of the Company for the years ended October 31, 2012 and 2011	Filed With the SEC on December 12, 2012 as part of our Annual Report on Form 10-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NoHo, Inc.

Date: November 4, 2013	/s/ John Grdina
By: John Grdina
Its: Chief Executive Officer and President